Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333‑232693) of Genmab A/S of our report dated March 30, 2020, relating to the consolidated financial statements, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab
Hellerup, Denmark
March 30, 2020

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 3377 1231